Exhibit 10.12

                      SensiVida Medical Technologies, Inc.
                      ------------------------------------

            Term Sheet for Offering of Series B 12 % Preferred Stock

Issuer:           SensiVida Medical Technologies, Inc. (the "Company")

Issue: $2,500 of Series B Preferred stock having a par value of $1.00 (the "shares").

Investors:        Accredited Investors and Qualified Institutional Buyers
                  (the "Investor").

Closing Date:     Upon certified receipt by CFO Frank Benick of total proceeds of $250,000.

Funding to be spaced over 19 months as follows:

                  1) $100,000: Initial payment on execution of this Agreement;

                  2) Three payments of $50,000 each sent to CFO Frank Benick every six months after the signing of this term sheet by the Company and the Investor.

Seniority:        The Series B preferred shares shall rank senior to all equity of the Company.

Conversion Price:       Each Series B Preferred share is convertible
                        into 150 shares of common stock. The Investor may elect to convert the principal amount and accrued interest into Common Stock at any time whether or not a liquidity event occurs.

                        Conversion of interest will be on same basis as conversion of principal.

Interest Rates:         12% rate, accrued semi-annually, payable in stock or
                        cash at the discretion of the Investor. The Company has absolute right to call in all Investor Series B
                        Preferred shares if the common share bid price averages
                        $10.00 or more for 15 trading days.

Warrants:               The Investor shall be issued a total of 500,000 warrants
                        and dated on each of the four cash infusions. The
                        Warrants shall have an Exercise Price equal to $1.00.
                        The Warrants shall have a 5-year term. The Company has the absolute right to call in all the Investor warrants if the common share bid price averages $10.00 or more for 15 trading days.

Anti-Dilution:          In the event the Company, at any time while Series B
                        Preferred shares are still outstanding, issues or grants any right to re-price, common stock or any type of securities at a price below the Conversion Price, the Investor shall be extended full rachet and anti-dilution protection of the Series B Preferred shares and Warrants
                        (reduction in price and proportional increase in number of shares).

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Right of Participation: As long as any Series B Preferred shares are outstanding, the Investor shall have a right of participation in any new fund raising undertaken by the Company and investor William Baker is herein given an exclusive right of first refusal to acquire as collateral in the event the Company intends to use any of its assets, including its SEC registered, fully reporting, audited and publicly trading (OTC) corporate "shell" as vehicle for any type of funding.

Conditions Present:     The closing of this transaction is subject to the
                        customary conditions precedent. All funds will be placed in a company account under the control of CFO Frank
                        Benick 110 Main St., Flemington NJ 08822 Tel: 9087827300

Release of funds:       Authorization to release funds from escrow in amounts
                        greater than $5,000 must be obtained by the Investor and CFO Frank Benick.

Misc: The Company BOD will in its initial meeting establish performance standards and goals for the CEO and CTO to meet.

         Management will use its best efforts to secure any an all matching grants and/or funds from all available sources, State or Federal

Use of proceeds:        Proceeds of this offering will be used by the company to
                        fund development of its MEMS optical and related expanded product platform market opportunities.

Expiration:       Unless accepted by and executed by both parties or extended in writing this offer will expire close of business March 3, 2009.

William Baker may only assign this agreement in total or in part subject to BOD approval.

Agreed and accepted intending to be legally bound

/s/ SENSIVIDA MEDICAL TECHNOLOGIES, INC.


/s/ Kamal Sarbadhikari
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Kamal Sarbadhikari, President and CEO



/s/ William Baker
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William Baker